EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL YEAR 2025

•Net sales of $1.026 billion, down 11.8% sequentially and down 41.9% from the year ago quarter. Our updated guidance provided on December 2, 2024 was net sales of $1.025 billion.
•On a GAAP basis: gross profit of 54.7%; operating income of $30.9 million and 3.0% of net sales; net loss of $53.6 million; and loss of $0.10 per diluted share. Our guidance provided on November 5, 2024 was for GAAP earnings (loss) per share of $(0.04) to $0.03 per diluted share.
•On a Non-GAAP basis: gross profit of 55.4%; operating income of $210.7 million and 20.5% of net sales; net income of $107.3 million; and EPS of $0.20 per diluted share. Our updated guidance provided on December 2, 2024 was for Non-GAAP EPS of $0.25 per diluted share.
•Returned approximately $244.6 million to stockholders in the December quarter through dividends.
•Quarterly dividend declared today for the March quarter of 45.5 cents per share, an increase of 1.1% from the year ago quarter.

CHANDLER, Arizona - February 6, 2025 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended December 31, 2024, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

	Three Months Ended December 31, 2024(1)
Net sales	$1,026.0
	GAAP	%	Non-GAAP(2)%
Gross profit	$561.4	54.7%	$568.8	55.4%
Operating income	$30.9	3.0%	$210.7	20.5%
Other expense	$(77.0)		$(76.7)
Income tax provision	$7.5		$26.7
Net (loss) income	$(53.6)	(5.2)%	$107.3	10.5%
Net (loss) income per diluted share	$(0.10)		$0.20
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the third quarter of fiscal 2025 were $1.026 billion, down 41.9% from net sales of $1.766 billion in the prior year's third fiscal quarter.

GAAP net loss for the third quarter of fiscal 2025 was $53.6 million, or $0.10 per diluted share, down from GAAP net income of $419.2 million, or $0.77 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2025 and fiscal 2024, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the third quarter of fiscal 2025 was $107.3 million, or $0.20 per diluted share, down from non-GAAP net income of $592.7 million, or $1.08 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2025 and fiscal 2024, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the third quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, up 1.1% from the year ago quarter. The quarterly dividend is payable on March 7, 2025 to stockholders of record on February 24, 2025.

"Our December quarter performance reflects the need for the decisive steps we are taking to realign our business, as revenue declined to $1.026 billion and inventory levels reached 266 days," said Steve Sanghi, Microchip's CEO and President. "Since returning as CEO in November, we have already initiated several key actions, including restructuring our manufacturing footprint, adjusting our channel strategy and intensifying our customer engagement. Our initial assessment indicates clear areas for operational enhancement, and we are taking a methodical yet urgent approach to evaluating all aspects of our business and implementing necessary changes to strengthen our competitive position."
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We are executing on multiple operational initiatives to enhance our financial performance. Our focus remains on returning to premium profitability levels that have historically differentiated Microchip, supported by our diversified business model. While navigating the current cycle, we continue to focus on inventory management while maintaining our commitment to shareholder returns."

Rich Simoncic, Microchip's Chief Operating Officer, said, "Our comprehensive technology platform is driving innovation across critical markets, with our new RISC-V processors and expanded connectivity solutions demonstrating strong momentum in industrial, automotive, and aerospace applications. By delivering advanced AI capabilities, enhanced networking, and robust security technologies, we believe we are well-positioned to meet the evolving needs of our customers in increasingly complex technological environments."

Mr. Sanghi concluded, "While we have seen substantial inventory destocking at our customers and channel partners, we believe the correction cycle is still not completed. Our March quarter bookings are running at a higher rate than December, though overall levels remain low. With net sales guidance of $920.0 million to $1.000 billion for our March quarter, we maintain a cautious but focused approach and look forward to providing a comprehensive update during our business update call on March 3, 2025."

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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

Fourth Quarter Fiscal Year 2025 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$920.0 million to $1.000 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	51.2% to 53.1%	$7.8 to $8.8 million	52.0% to 54.0%
Operating Expenses(2)	56.1% to 60.0%	$179.7 to $183.7 million	37.7% to 40.5%
Operating Income (loss)	(8.9)% to (2.9)%	$187.5 to $192.5 million	11.5% to 16.3%
Other Expense, net	$69.7 to $71.3 million	$(0.2) to $0.2 million	$69.5 to $71.5 million
Income Tax (Benefit) Provision	$(24.5) to $(19.8) million(3)	$29.5 to $33.4 million	$5.0 to $13.6 million(4)
Net Income (loss)	$(128.5) to $(79.4) million	$157.8 to $159.3 million	$29.3 to $79.9 million
Diluted Common Shares Outstanding	Approximately 538.4 million shares		Approximately 541.5 to 542.5 million shares
Earnings (loss) per Diluted Share	$(0.24) to $(0.14)	$0.29	$0.05 to $0.15
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending March 31, 2025. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending March 31, 2025.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2025, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential charges related to our ongoing evaluation of restructuring activities.

Capital expenditures for the quarter ending March 31, 2025 are expected to be about $23 million. Capital expenditures for all of fiscal 2025 are expected to be about $135 million. Consistent with the slowing macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2026. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the third quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2025 quarter between $55 and $65 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Net sales	$1,026.0	$1,765.7	$3,431.1	$6,308.6
Cost of sales	464.6	645.7	1,464.3	2,102.8
Gross profit	561.4	1,120.0	1,966.8	4,205.8

Research and development	246.2	266.0	728.6	857.1
Selling, general and administrative	158.2	172.2	465.7	572.4
Amortization of acquired intangible assets	122.6	151.3	368.3	454.2
Special charges and other, net	3.5	1.1	7.6	4.6
Operating expenses	530.5	590.6	1,570.2	1,888.3

Operating income	30.9	529.4	396.6	2,317.5

Other expense, net	(77.0)	(45.1)	(189.4)	(151.3)
(Loss) income before income taxes	(46.1)	484.3	207.2	2,166.2
Income tax provision	7.5	65.1	53.1	414.0
Net (loss) income	$(53.6)	$419.2	$154.1	$1,752.2

Basic net (loss) income per common share	$(0.10)	$0.78	$0.29	$3.23
Diluted net (loss) income per common share	$(0.10)	$0.77	$0.28	$3.19

Basic common shares outstanding	537.4	540.8	536.9	543.0
Diluted common shares outstanding	537.4	546.5	542.1	549.0

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	December 31,	March 31,
	2024	2024
Cash and short-term investments	$586.0	$319.7
Accounts receivable, net	857.2	1,143.7
Inventories	1,356.3	1,316.0
Other current assets	196.3	233.6
Total current assets	2,995.8	3,013.0

Property, plant and equipment, net	1,152.1	1,194.6
Other assets	11,484.3	11,665.6
Total assets	$15,632.2	$15,873.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,330.3	$1,520.0
Current portion of long-term debt	—	999.4
Total current liabilities	1,330.3	2,519.4

Long-term debt	6,749.5	5,000.4
Long-term income tax payable	598.7	649.2
Long-term deferred tax liability	22.9	28.8
Other long-term liabilities	899.3	1,017.6

Stockholders' equity	6,031.5	6,657.8
Total liabilities and stockholders' equity	$15,632.2	$15,873.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Gross profit, as reported	$561.4	$1,120.0	$1,966.8	$4,205.8
Share-based compensation expense	7.4	6.0	18.3	20.2
Cybersecurity incident expenses	—	—	20.1	—
Non-GAAP gross profit	$568.8	$1,126.0	$2,005.2	$4,226.0
GAAP gross profit percentage	54.7%	63.4%	57.3%	66.7%
Non-GAAP gross profit percentage	55.4%	63.8%	58.4%	67.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Research and development expenses, as reported	$246.2	$266.0	$728.6	$857.1
Share-based compensation expense	(28.8)	(24.4)	(79.0)	(71.0)
Other adjustments	—	(0.1)	—	(0.5)
Non-GAAP research and development expenses	$217.4	$241.5	$649.6	$785.6
GAAP research and development expenses as a percentage of net sales	24.0%	15.1%	21.2%	13.6%
Non-GAAP research and development expenses as a percentage of net sales	21.2%	13.7%	18.9%	12.5%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Selling, general and administrative expenses, as reported	$158.2	$172.2	$465.7	$572.4
Share-based compensation expense	(13.2)	(14.4)	(42.4)	(43.5)
Cybersecurity incident expenses	—	—	(1.3)	—
Other adjustments	(3.9)	(1.0)	(7.3)	(0.5)
Professional services associated with certain legal matters	(0.4)	(0.4)	(1.1)	(1.2)
Non-GAAP selling, general and administrative expenses	$140.7	$156.4	$413.6	$527.2
GAAP selling, general and administrative expenses as a percentage of net sales	15.4%	9.8%	13.6%	9.1%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.7%	8.9%	12.1%	8.4%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Operating expenses, as reported	$530.5	$590.6	$1,570.2	$1,888.3
Share-based compensation expense	(42.0)	(38.8)	(121.4)	(114.5)
Cybersecurity incident expenses	—	—	(1.3)	—
Other adjustments	(3.9)	(1.1)	(7.3)	(1.0)
Professional services associated with certain legal matters	(0.4)	(0.4)	(1.1)	(1.2)
Amortization of acquired intangible assets (1)	(122.6)	(151.3)	(368.3)	(454.2)
Special charges and other, net	(3.5)	(1.1)	(7.6)	(4.6)
Non-GAAP operating expenses	$358.1	$397.9	$1,063.2	$1,312.8
GAAP operating expenses as a percentage of net sales	51.7%	33.4%	45.8%	29.9%
Non-GAAP operating expenses as a percentage of net sales	34.9%	22.5%	31.0%	20.8%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Operating income, as reported	$30.9	$529.4	$396.6	$2,317.5
Share-based compensation expense	49.4	44.8	139.7	134.7
Cybersecurity incident expenses	—	—	21.4	—
Other adjustments	3.9	1.1	7.3	1.0
Professional services associated with certain legal matters	0.4	0.4	1.1	1.2
Amortization of acquired intangible assets (1)	122.6	151.3	368.3	454.2
Special charges and other, net	3.5	1.1	7.6	4.6
Non-GAAP operating income	$210.7	$728.1	$942.0	$2,913.2
GAAP operating income as a percentage of net sales	3.0%	30.0%	11.6%	36.7%
Non-GAAP operating income as a percentage of net sales	20.5%	41.2%	27.5%	46.2%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Other expense, net, as reported	$(77.0)	$(45.1)	$(189.4)	$(151.3)
Loss on settlement of debt	0.3	—	0.3	12.2
Loss on available-for-sale investments	—	—	1.8	—
Non-GAAP other expense, net	$(76.7)	$(45.1)	$(187.3)	$(139.1)
GAAP other expense, net, as a percentage of net sales	(7.5)%	(2.6)%	(5.5)%	(2.4)%
Non-GAAP other expense, net, as a percentage of net sales	(7.5)%	(2.6)%	(5.5)%	(2.2)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Income tax provision as reported	$7.5	$65.1	$53.1	$414.0
Income tax rate, as reported	(16.3)%	13.4%	25.6%	19.1%
Other non-GAAP tax adjustment	19.2	25.2	54.2	(27.2)
Non-GAAP income tax provision	$26.7	$90.3	$107.3	$386.8
Non-GAAP income tax rate	19.9%	13.2%	14.2%	13.9%

RECONCILIATION OF GAAP NET (LOSS) INCOME AND GAAP DILUTED NET (LOSS) INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income, as reported	$(53.6)	$419.2	$154.1	$1,752.2
Share-based compensation expense	49.4	44.8	139.7	134.7
Cybersecurity incident expenses	—	—	21.4	—
Other adjustments	3.9	1.1	7.3	1.0
Professional services associated with certain legal matters	0.4	0.4	1.1	1.2
Amortization of acquired intangible assets	122.6	151.3	368.3	454.2
Special charges and other, net	3.5	1.1	7.6	4.6
Loss on settlement of debt	0.3	—	0.3	12.2
Loss on available-for-sale investments	—	—	1.8	—
Other non-GAAP tax adjustment	(19.2)	(25.2)	(54.2)	27.2
Non-GAAP net income	$107.3	$592.7	$647.4	$2,387.3
GAAP net (loss) income as a percentage of net sales	(5.2)%	23.7%	4.5%	27.8%
Non-GAAP net income as a percentage of net sales	10.5%	33.6%	18.9%	37.8%
Diluted net (loss) income per common share, as reported	$(0.10)	$0.77	$0.28	$3.19
Non-GAAP diluted net income per common share	$0.20	$1.08	$1.19	$4.35
Diluted common shares outstanding, as reported	537.4	546.5	542.1	549.0
Diluted common shares outstanding non-GAAP	541.6	546.5	542.1	549.0

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
GAAP cash flow from operations, as reported	$271.5	$853.3	$692.2	$2,462.7
Capital expenditures	(18.1)	(59.5)	(111.8)	(245.0)
Free cash flow	$253.4	$793.8	$580.4	$2,217.7
GAAP cash flow from operations as a percentage of net sales	26.5%	48.3%	20.2%	39.0%
Free cash flow as a percentage of net sales	24.7%	45.0%	16.9%	35.2%
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

Microchip will host a conference call today, February 6, 2025 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 27, 2025.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 6, 2025 and will remain available until 5:00 p.m. (Eastern Time) on February 27, 2025. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13750989.

Cautionary Statement:

The statements in this release relating to the decisive steps we are taking to realign our business, restructuring our manufacturing footprint, adjusting our channel strategy and intensifying our customer engagement, clear areas for operational enhancements, taking a methodical yet urgent approach to evaluating all aspects of our business and implementing necessary changes to strengthen our competitive position, executing on multiple operational initiatives to enhance our financial performance, that our focus remains on returning to premium profitability levels that have historically differentiated Microchip, supported by our diversified business model, that we continue to focus on inventory management while maintaining our commitment to shareholder returns, that our comprehensive technology platform is driving innovation across critical markets, with our new RISC-V processors and expanded connectivity solutions demonstrating strong momentum in industrial, automotive, and aerospace applications, that we believe we are well-positioned to meet the evolving needs of our customers in increasingly complex technological environments, that we believe the correction cycle is still not completed, our net sales guidance of $920.0 million to $1.000 billion for our March 2025 quarter, that we maintain a cautious but focused approach, our fourth quarter fiscal 2025 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income (loss), other expense, net, income tax (benefit) provision, net income (loss), diluted common shares outstanding, earnings (loss) per diluted share, capital expenditures for the March 2025 quarter and for all of fiscal 2025, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the March 2025 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in interest rates or high inflation, actions taken or which may be taken by the Trump administration or the new U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 6, 2025 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Third Quarter Fiscal 2025
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 112,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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